ARTICLES OF ASSOCIATION

                                       OF

                              SYNERON MEDICAL LTD.

                                   51-298651-4

Interpretation

1. In these Articles the following words shall bear the meanings set opposite to them, unless inconsistent with the subject or context:

       W O R D S              M E A N I N G S

       The Company            The above-named Company.

       The Statutes           The Companies Act 1999 (the Law) and the Companies
                              Ordinance (New Version) 5743-1983 in as much as it applies, and every other law for the time being in force concerning joint stock companies and affecting the Company, and the Articles of Association of the Company.

       These Articles         These Articles of Association as originally framed
                              or as altered from time to time in accordance with their terms.

       Board                  The Board of Directors of the Company.

       Directors              Members of the Board, elected as provided in these
                              Articles.

       Shareholder            Any person or entity who is the owner of at least
                              one share in the Company, as registered in the Register.


       Register               The register of the Shareholders.


       Auditor An independent certified accountant, appointed in order to undertake auditing functions as set out in the Law and in these Articles.


       Person                 A physical person or a legal entity.


       The Office             The registered office for the time being of the
                              Company.

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                                     - 2 -


       Shekel or NIS          New Israeli Shekel.


       Dollar US Dollar or an amount in NIS equal to the value of US Dollar, based on the representative rate of exchange of the NIS to the US Dollar as last published by the Bank of Israel prior to the relevant date.


       Pari passu             Means that each share participating in a certain
                              right or distribution, shall have the same rights as any other share of the same class, regardless of the amount paid for the share.


       Pro Rata Means that a certain quantity or amount is distributed among the members of a certain group according to the ratio of the shares held by each participating member to the total number of shares held by all the members of the relevant group.


       Preferred A Shares     The Company's Preferred A Shares, NIS 0.01 par
                              value each.

       Preferred B Shares     The Company's Preferred B Shares, NIS 0.01 par
                              value each.

       Preferred Shares       The Company's Preferred "A" and "B" Shares.


       Preferred Holder       a shareholder holding Preferred Shares.
                              Respectively, "Preferred A Holder " shall mean a shareholder holding Preferred A Shares and "Preferred B Holder" shall mean a shareholder holding Preferred B Shares.

       Ordinary Shares        The Company's Ordinary Shares, NIS 0.01 par value
                              each.


       IPO means an initial public offering of the Company's securities.

       Founders               Dr. Michael Kriendel; M.N.M.M Holdings Ltd.

       Affiliate              Affiliate of a party means an entity controlled by
                              or in control of or under common control with such party, and "control" means the direct and indirect holding of more than 50% of the voting rights therein or of the rights to appoint a majority of said entity's board of directors.

       Permitted Transferee   Permitted Transferee of a party means an immediate
                              family member or an Affiliate of such party.

       Strategic Investor     any investor which is defined by the Board as a
                              strategic investor that provides the Company with benefits beyond the mere sum of the investment, subject to the

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                                     - 3 -


                              provisions as provided in Article 6.3 below.

       Conversion Price       as defined in Article 6.4.

2. Writing shall include printing and lithography and any other mode or modes of representing or reproducing words in a visible form.

       Words importing the singular number shall include the plural number, and vice-versa.

       Words importing the masculine gender shall include the feminine gender; and words importing persons shall include corporate bodies.

Limitations

3.     The Company shall be limited by the following legal restrictions:

3.1 The right to transfer shares in the Company is restricted in the manner provided in these Articles.

3.2 The number of Shareholders of the Company at any time (exclusive of persons who are in the employment of the Company and of persons who, having been formerly in the employment of the Company were while in such employment and have continued after the termination of such employment to be Shareholders of the Company) is limited to 50; Provided that where two or more persons hold jointly one or more shares in the Company they shall, for the purpose of this paragraph be treated as a single Shareholder.

3.3 Any invitation to the public to subscribe for any shares or debentures of the Company is hereby prohibited.

Capital, Shares and Rights

4. The authorized share capital of the Company is NIS 100,000, divided into 5,992,199 Ordinary Shares of NIS 0.01 each, 2,942,722 Preferred A Shares of NIS 0.01 each, and 1,065,079 Preferred B Shares of NIS 0.01 each, subject to amendments from time to time by resolutions of the General Meeting of the Shareholders.

       All issued shares of the Company of the same class shall rank pari passu among them as concerning the rights set forth below.

       The liability of each Shareholder for the Company's debts is limited to the full payment of the original issue price of the shares allotted to him. Once such price is paid, there is no further liability of the holder and his transferees.

5. Each issued Ordinary Share shall entitle its holder to the rights as described below:

5.1    One vote in all General Meetings.

5.2 The right to participate, pari passu with the Preferred Shares, in the distribution of dividends.

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                                     - 4 -


5.3 Subject to the preference of the Preferred Shares as per Article 6.1 below, the right to participate, pari passu among the holders of the Ordinary Shares, in the distribution of assets available for distribution in the event of liquidation of the Company.

5.4 The first refusal right in case of sales of shares by the other shareholders prior to an IPO, as per Article 29 below.

5.5 The pre-emptive right to participate, together with the Preferred Shares, in each new investment in the Company - as set forth in Article 40 below.

6. Each Preferred Share shall entitle its holder to the same rights as an Ordinary Share, and additionally the Preferred Holders will be entitled to the special rights and privileges specified in this Article 6 below.

6.1 LIQUIDATION PREFERENCE. Upon the occurrence of any Liquidation Event (as defined below), the Preferred Shares shall have the following preference:

6.1.1 Each Preferred B Holder shall be entitled to receive, prior and in preference to the Preferred A Holders and the holders of the Ordinary Shares, an amount per each Preferred B Share (in cash, cash equivalents or, if applicable, securities) equal to the greater of (i) the US$ original issue price per share paid for each Series B Share, plus declared but yet un-paid dividends (and subject to adjustments for recapitalizations, etc.), or (ii) the amount that such holders would have received if they had converted their Preferred B Shares into Ordinary Shares immediately prior to the Liquidation Event. Such liquidation preference shall be distributed pro rata among the Preferred B Holders.

       6.1.2 After the payment of Liquidation Preference to the holders of the Preferred B Shares, the holders of Preferred A Shares shall be entitled to receive, out of the remaining assets, in preference to the holders of Ordinary Shares, a liquidation preference at the following terms:

              Each Preferred A Holder shall be entitled to receive, prior and in preference to the holders of the Ordinary Shares, an amount per each Preferred A Share (in cash, cash equivalents or, if applicable, securities) equal to the greater of (i) the US$ original issue price per share paid for each Series A Share, plus declared but yet un-paid dividends (and subject to adjustments for recapitalizations, etc.), or (ii) the amount that such holders would have received if they had converted their Preferred A Shares into Ordinary Shares immediately prior to the Liquidation Event. Such liquidation preference shall be distributed pro rata among the Preferred A Holders.

       6.1.3 After payment of the Preferred B liquidation preference and the Preferred A liquidation preference, the remaining assets will be distributed to the holders of Ordinary shares - pro rata among the Ordinary shareholders.

              6.1.4 For the purpose of this Article 6.1, each of the following events shall be deemed a Liquidation Event: (a) any liquidation, dissolution, bankruptcy, or winding-up of the Company; and (b) A consolidation or merger of the Company or similar transaction (if the Company is not the


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                                     - 5 -


              surviving entity and provided that the shareholders of the Company immediately prior to the transaction hold less than 50% in the surviving entity), or acquisition of all (or substantially all) of the Company's shares or assets by, another entity where the other entity is the surviving one.

6.2 VOTING RIGHTS. The Preferred Shares shall vote together with the other shares of the Company, and not as a separate class, in all shareholders meetings, except as required by law (i.e. any change of the rights attached to a certain class of shares, shall require the consent of the majority holders of that class, in a separate meeting). Each Preferred Share shall have votes in a number equal to the number of votes of Ordinary Shares into which such Preferred Share is convertible.

6.3    VETO RIGHTS.  Until the earlier of (i)  successful  closing of an IPO; or
       (ii) the date when the Preferred B Holders own less than 5% of the Company's issued and outstanding share capital; the following matters with respect to the Company or any subsidiary of the Company, shall require the approval of the holders of a majority of the Preferred B Shares then issued and outstanding (if the matter requires the approval of the shareholders) or the approval of the director nominated by the Preferred B Holders (if the matter is brought for the approval of the Board) - as applicable: (i) the approval and authorization of the IPO of any of the Company's securities; (ii) the authorization and adoption of any material amendment to the organizational documents of the Company;
       (iii) the authorization or issuance of any equity securities of any class that are senior to or pari passu with the Series B Shares, or other securities convertible into such securities, and entering into any contract or granting any option for the issuance of any such securities;
       (iv) entering into a voluntary liquidation or effecting the winding up of the Company or any subsidiary; (v) declaring or paying any dividend or other distribution of cash, shares, or other assets to the stockholders of the Company in their capacity as such or redeeming, purchasing, repurchasing or otherwise acquiring for value any equity securities of the Company (other than pursuant to an employee benefit plan, agreement or arrangement); (vi) increasing the number of directors serving on the Board above five (5) or changing the manner of their designation to the Board; (vii) effecting a fundamental change in the line of business of the Company; (viii) the merger or consolidation of the Company with and/or into any corporation, firm, or entity; and (ix) the sale or other disposal of the Company or all or substantially all of the Company's assets; (x) increase in the number of options allocated to approved plans; (xi) any transaction out of the ordinary course of business of the Company exceeding U.S$ 250,000; (xii) transactions with any officer, director, shareholder, or other interested party related directly or indirectly, to any of them; (xiii) sale or transfer of the intellectual property of the Company or granting of any exclusive rights to the Company's Intellectual property, technology, products, service offerings except under license in the ordinary course of the Company's business; and (xiv) approval by the Board of an allocation of stock to a Strategic Investor.

       "Or any subsidiary of the Company" for the purposes of these Articles, shall mean any decisions on any of the matters listed above to be taken by the appropriate bodies of any such subsidiary, in which case all such decisions shall require the prior approval of the Company's Board in accordance with the provisions of this Article 6.3 as appearing above.

6.4 CONVERSION. The Preferred Shares shall be convertible into Ordinary Shares at any time, at the election


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        of each  holder  thereof,  and  shall be  automatically  converted  into
        Ordinary Shares at its then-applicable Conversion Price upon the first of the following events to occur: (a) the closing of an IPO, (b) merger of the Company into, or acquisition of the Company or substantially all its assets by, another entity where the other entity is the surviving one, and (c) the written consent of the holders of 75% or more of the Preferred Shares.

       Each share of Preferred Shares shall be convertible, at the option of the holder thereof or automatically as provided above, at any time after the date of issuance of such share at the office of the Company, into such number of fully paid and non-assessable shares of Ordinary Shares as is determined by dividing the applicable original issue price for such Preferred Share by the Conversion Price (as defined below) in effect at the time of conversion of such share. Initially the conversion price shall equal the relevant original issue price and thereafter shall be adjusted pursuant to section 6.4 below ("Conversion Price").

6.5 ADJUSTMENTS AND ANTI DILUTION PROTECTION. The Preferred Holders shall be entitled to Adjustments and anti dilution protection for no additional consideration in each of the following events:

       6.5.1 Recapitalization. If at any time or from time to time there shall be a recapitalization, reclassification or reorganization of the Ordinary Shares, provision shall be made so that the Preferred Holders shall thereafter be entitled to receive upon conversion of the Preferred Shares the number of shares of Ordinary Shares of the Company, to which a holder of Ordinary Shares deliverable upon conversion would have been entitled immediately prior to such recapitalization, reclassification or reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 6.5 with respect to the rights of the holders of the Preferred Shares after the recapitalization to the end that the provisions of this Section (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Preferred Shares) shall be applicable after that event as nearly equivalent as may be practicable.

      6.5.2 Stock Dividend. If the Company at any time shall pay a dividend payable in additional shares of Ordinary Shares or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Ordinary Shares (hereinafter referred to as "Ordinary Shares Equivalents"), then if the Stock dividend is not distributed also to the Preferred Shares the Conversion Price (as defined in
              Section 6.4 above) of each Preferred Share shall be adjusted at the date the Company shall fix as the record date for the purpose of receiving such dividend (or if no such record date is fixed, as at the date of such payment), to that price determined by multiplying the Conversion Price for such Preferred Share in effect immediately prior to such record date (or if no such record date is fixed then immediately prior to such payment) by a fraction (a) the numerator of which shall be the total number of shares of Ordinary Shares and Ordinary shares Equivalents outstanding immediately prior to such record date , and (b) the denominator of which shall be the total number of shares of Ordinary Shares and Ordinary Shares equivalents outstanding immediately after such dividend.

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       6.5.3  Preferred  B  Anti-dilution  Adjustments.  With  respect  to  each
              Preferred B Holder, until the earlier of: (i) an IPO; or (ii) during the first 20 months after the closing date of the investment made by the Preferred B Holder (the "First Period"), the Preferred B Shares held by each Preferred B Holder will be entitled to full ratchet anti-dilution protection. Meaning that during the First Period, in the event the Company shall issue new shares for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issue, then in such event, such Conversion Price shall be reduced, concurrently with such issue, to the price per share of the new shares issued.

              After the lapse of the First Period and prior to an IPO, the Preferred B Shares held by the Preferred B Holders will be entitled to Weighted Average anti-dilution protection as provided in Section 6.5.5 below.

       6.5.4 Preferred A Anti-dilution Adjustments. With respect to each Preferred A Holder, until the earlier of: (i) an IPO; or (ii) during the first 24 months after the closing of the investment made by each Preferred A Holder (the earlier), the Preferred A Shares held by such Preferred A Holder will be entitled to Weighted Average anti-dilution protection as provided in Section
              6.5.5 below.

       6.5.5 Weighted Average formula. In the event that the Company shall, issue New Securities (defined hereunder), without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such issuance (a "Triggering Transaction"), then and in such event, the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) equal to a fraction (i) the numerator of which is the sum of (A) the total number of Shares outstanding (on an as converted as exercised basis) prior to the Triggering Transaction multiplied by the Conversion Price in effect prior to the Triggering Transaction plus (B) the total amount of the consideration received by the Company in the Triggering Transaction; and (ii) the denominator of which shall be the total number of Shares outstanding (on an as converted as exercised basis) immediately prior to the Triggering Transaction plus the total number of New Securities issued in the Triggering Transaction ;

              The formula can be expressed algebraically as follows:

                             (CP x TPS) + (NS x NSP)
                       NCP = -----------------------
                                     TPS + NS
                       -----------------------------

              WHERE:

              NCP =      New Conversion Price after the Triggering Transaction

              CP = Conversion Price in effect prior to the Triggering Transaction (originally, the price per share)


              TPS = The number of all outstanding Shares (on an as-if-converted as-if-exercised


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                         basis) prior to the Triggering Transaction.

              NS =       Number of New Securities issued in the Triggering
                         Transaction


              NSP = The price per share payable for the New Securities issued in the Triggering Transaction

              "New Securities" shall include all Shares (defined hereunder) issued (or, pursuant to Article 6.4.7 below, deemed to be issued) by the Company following the Preferred B Shares Original Issue Date (defined hereunder) not including options and shares issued pursuant to Excluded Issuances.

              "Shares" shall include all shares or other securities convertible into shares of the Company, of any class, being part of the share capital of the Company, not including non-vested options to purchase Ordinary Shares of the Company.

       6.5.6 Excluded issuances. The anti-dilution protection provisions as set forth in Sections 6.5.3 to 6.5.5 above will not apply to issue by the Company of shares and other securities convertible to shares, which are: (i) options and shares allocated to employees, consultants officers and other service providers including options and shares allocated as finders' fees and brokerage fees pursuant to stock options plan(s) approved by the Board; (ii) shares issued upon exercise of warrants that were issued prior to the closing date of the Preferred B investment; (iii) shares issued upon conversion of Preferred Shares; (iv) investments in an amount not exceeding 5% of the then issued and outstanding capital stock of the Company (after giving effect to the conversion of all outstanding convertible securities, including the Preferred Stock, and the exercise of all outstanding options), which are defined by the Board an investment by a Strategic Investor; and (v) shares issued pro-rata to all security holders of the Company in connection with a stock split, a distribution of a stock dividend or pursuant to any recapitalization, reorganization, consolidation, or merger solely for purposes of reincorporation following which all security holders of the Company continue to hold the same related percentage of securities bearing the same rights and privileges.

       6.4.7 For purposes of Article 6.4.7, the following definitions shall apply:

              "Warrant" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Ordinary Shares or Convertible Securities that are New Securities.

              "Preferred B Shares Original Issue Date" with respect to each Preferred B Share, shall mean the date on which such Preferred B Share was issued.

              "Convertible Securities" shall mean any Shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares, that are New Securities.

              In the event that the Company, at any time or from time to time following the Preferred B Shares Original Issue Date, shall: (i) issue any Warrants or Convertible Securities; or (ii) fix a record


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                                     - 9 -


              date for the determination of holders of any class of securities entitled to receive any such Warrants or Convertible Securities, then the maximum number of Ordinary Shares issuable upon the exercise of such Warrants (as set forth in the instrument relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number), or, in the case of Convertible Securities and Warrants therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be New Securities issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, however, that in any such case in which New Securities are deemed to be issued:

              (a) no further adjustment in the Conversion Price shall be made upon the subsequent issue of Convertible Securities or Shares upon the exercise of such Warrants or conversion or exchange of such Convertible Securities;

              (b) if such Warrants or Convertible Securities by their terms provide, with the passage of time or otherwise, for any decrease in the consideration payable to the Company, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such decrease becoming effective, be recomputed to reflect such decrease insofar as it affects such Warrants or the rights of conversion or exchange under such Convertible Securities;

              (c) upon the expiration or termination of any such unexercised Warrant, the Conversion Price shall be readjusted to reflect only the number of New Securities that were actually issued upon the exercise of the Warrant, and the New Securities deemed issued as the result of the original issue of such Warrant shall not be deemed issued for the purposes of any subsequent adjustment of the Conversion Price;

              (d) in the event of any change in the number of Ordinary Shares issuable upon the exercise, conversion or exchange of any such Warrant or Convertible Security, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such Warrant or Convertible Security not exercised or converted prior to such change been made upon the basis of such change; and

              (e) no readjustment pursuant to the Articles above shall have the effect


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                                     - 10 -


                     of increasing the Conversion Price to an amount which exceeds the lower of (A) the Conversion Price on the original adjustment date, or (B) the Conversion Price that would have resulted from any issuances of New Securities between the original adjustment date and such readjustment date.

              6.6 Dividends. Each Preferred Share shall have the same dividend rights as each Ordinary Share, on an as-converted, pro-rata basis. The Company is not obligated to distribute dividends to any class of shares (including the Preferred Shares), and there shall be no accumulation of dividends from year to year.

              6.7 Information Rights. The Preferred Holders shall be entitled to Information rights as per Article 93 below.


              6.8 First Refusal. The Preferred Holders shall be entitled to first refusal rights as per Article 29 below.


              6.9 Tag Along. The Preferred Holders shall be entitled to tag along rights, as per Article 30 below.


              6.10 Pre-emption. The Preferred Holders shall be entitled to pre-emptive rights, as per Article 40 below.


              7. The Company may pay any person commission for signing or underwriting, or consenting to sign or underwrite, the Company's shares, either subject to pre-conditions or not, so long as the rate or amount to be paid as commission shall not surpass the rate or amount set out by the Directors. The commission shall be paid in cash or in the Company's shares fully paid or partially, or part in cash and part in shares, all as determined by the Board of Directors.

              8. If two or more persons are registered as joint holders of any shares, any one of such persons may give effectual receipts for any dividend or other moneys in respect of such share.

              9. A trustee must inform the Company of the fact that he is holding shares of the Company in trust no later than the date of allocation of the shares to the trustee. The Company shall register that fact in the Register in respect to said shares. The trustee shall be deemed to be the sole holder of said shares and the Company shall not be bound by or required to recognize any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

              10. Every Shareholder shall be entitled without payment to receive after allotment or registration of the transfer of shares one or more certificates for the shares registered in his name, specifying the number and denoting numbers of the shares in respect of which it is issued, provided that in the case of joint holders the Company shall not be bound to issue more than one certificate to all the joint holders, and delivery of such certificate to any one of them shall be sufficient delivery to all. Every certificate shall be signed by one Director and countersigned by another Director or by the Secretary or some other person nominated by the Directors for that purpose.

              11. If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed on such evidence being produced and such indemnity (if any) being given as the Directors shall require and (in case of defacement or wearing out) on delivery up of the old certificate.

              Call on Shares

              12. The Directors may, subject to the provisions of these Articles, from time to time make such calls upon the Shareholders in respect of all moneys unpaid on their shares (if any), provided that at least fourteen (14) days notice is given of each call, and each Shareholder shall be liable to pay the amount of every call so made upon him by the installments (if any) and at the times and places appointed by the Directors.

                     The Directors may decide upon a differentiating schedule of payments between the Shareholders.

              13. No Shareholder shall be entitled to receive any dividend or to exercise any privileges as a Shareholder until he shall have paid the full sum of calls duly made on account of the shares issued to him, whether alone or jointly with any other person.

                     The joint holders of a share shall be jointly and severally liable for the payment of all calls and installments in respect thereof.

              14. If a payment of a call or installment payable in respect of a share is not paid on time, the holder or allottee of the share shall pay linkage differentials to the Consumer Price Index or to the Dollar plus interest on the amount of the call or installment at such rate per annum as the Directors shall fix, from the day appointed for payment thereof to the time of actual payment, but the Directors may waive payment of such interest wholly or in part.

              15. Any sum which by the terms of allotment of a share is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium, shall for all purposes of these Articles, be deemed to be a call duly made, and payable on the date fixed for payment, and in case of non-payment the provisions of these Articles as to payment of interest and expenses, forfeiture and the like, and all other relevant provisions of these Articles, shall apply as if such sum were a call duly made and notified as hereby provided.

              16. The Directors may, if they think fit, receive from any Shareholder willing to advance the same, all or any part of the moneys due upon his shares beyond the sums actually called up thereon, and upon the moneys so paid in advance, or so much thereof as exceeds the amount for the time being called upon on the shares in respect of which such advance has been made, the Directors may pay or allow such interest as may be agreed between them and such Shareholder.

              Forfeiture and Lien

              17. If any Shareholder fails to pay any call or installment on or before the day appointed for the payment of the same, the Directors may at any time thereafter during such time as the call or installment remains unpaid serve a notice on such Shareholder requiring him to pay the same together with interest and any expenses incurred by the Company by reason of such non payment.

              18. The notice shall name a day (being not less than 14 days from the date of such notice) and a place on and at which such call or installment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the shares in respect of which the call was made or installment is payable will be liable to be forfeited.

              19. If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may at any time thereafter (as long as payment of all calls or installments, interest and expenses, due in respect thereof is not fully made), be forfeited by a resolution of the Directors. Such forfeiture shall include all dividends, cash or other, declared in respect of the forfeited shares, whether actually paid or not paid, or whether granted or not granted, before forfeiture, and any other rights applicable to the forfeited share.

              20. The Directors may sell, re-allot or otherwise dispose of any share so forfeited in such manner as they may think fit, subject to the provisions hereof, whether with or without all or any part of the amount previously paid on the share being credited as paid. Until such re-sale or re-allotment, the forfeited shares shall be deemed to be dormant shares.

              21. The Directors may, at any time before any shares so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

              22. A Shareholder whose shares have been forfeited shall, despite the forfeiture, be liable to pay to the Company all calls made and not paid on such shares up to the time of forfeiture with maximum interest thereon till the date of payment in the same manner in all respects as if the shares had not been forfeited and to satisfy all claims and demands which the Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture. Such Shareholder's liability shall cease upon receipt by the Company in full of the amount due in respect of the shares so forfeited including interest and expenses.

              23. The Company shall have a first and paramount lien upon all of the shares (not being fully paid-up) registered in the name of each Shareholder (whether solely or jointly with others) and upon the proceeds of sale thereof for the moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a lien on all shares (other than fully paid-up shares), registered in the name of a Shareholder for all moneys presently payable by him or his estate to the Company, whether such debts are due solely from him or jointly with others. This lien shall also apply to dividends declared from time to time on these shares. The registration of a transfer of shares by the Company shall operate as a waiver of the Company's lien (if any) upon the shares, but shall be without prejudice to the rights of the Company against the transferor for moneys owed for the transferred shares.

              24. For the purpose of enforcing such lien the Directors may sell the shares subject thereto in such manner as they think fit, subject to the other provisions herein. However, no sale shall be made until such period as aforesaid shall have arrived and until notice in writing of the intention to sell shall have been served on such Shareholder, his heirs, executors, or administrators and default shall have been made by him or them in payment, fulfillment or discharge of such debts or engagements for 30 days after such notice.

              25. The net proceeds of any sale of forfeited shares or shares sold by way of executing a lien, after payment of the expenses of such sale, shall be applied in or towards satisfaction of the debts or engagements (including interest) of such Shareholder. From the residue (if any), the Shareholder shall be paid the amount he did pay, if at all, and same to his heirs, executors, administrators or assignees.

              26. Upon any sale after forfeiture or enforcement of a lien in purported exercise of the powers hereinbefore given, the Directors will cause the purchaser's name to be entered in the Shareholders Register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or to the application of the purchase money, and after his name has been entered in the Shareholders Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

                     An affidavit signed by a Director stating that a share has been duly forfeited on a certain date or a lien has been executed, shall be deemed sufficient and conclusive evidence in respect with any person claiming to have rights to said share.

              Transfer Of Shares

              27. Except for transfers of shares as permitted in Articles 28 through 32 below, none of the Shareholders shall transfer, encumber, grant any option or other rights or dispose of any interest in all or any of the shares held by it.

              28. Bring Along. Prior to an IPO, and subject to the first refusal rights as per Article 29 below, if shareholders who collectively hold more than 75% of the issued shares in the Company (on an as-converted basis) agree to sell their shares to proposing buyer/s (whether an outright sale or a swap of shares in the framework of a merger), and the proposing buyer/s demand - as a condition to such transaction - that all the shareholders must sell their shares in the same transaction, then each shareholder in the Company will be obliged to sell his shares to the proposing buyer/s under the same terms and conditions. The selling shareholders shall give all other shareholders of the Company at least fourteen (14) days prior written notice of such a proposed sale, which notice shall include a description of all material terms of the transaction. Notwithstanding the abovesaid, the Preferred B Holders shall not be obligated to sell their shares in the Company pursuant to this Bring along provision, if the purchase price per share is not at least two and a half (2.5) times the original price per share (US$ 1.8778)


              29. First Refusal Right. Prior to the IPO, any transfer of the Company's shares by any Shareholder (whether a Preferred Holder or other) will be subject to a right of first refusal as follows by all Qualified Shareholders (as defined herein). For the purpose of Articles 29 and 30 the term Qualified Shareholder shall mean a holder of shares in the Company holding at least 5 percent (5%) of the outstanding shares in the capital of the Company on an as converted basis.

              29.1 The proposing transferor will give written notice to the Company of the main details of the proposed transfer. Such notice shall include the following information: (i) the number of offered shares; (ii) the price per share; (iii) the method of payment; and (iv) the name(s) of the proposed purchaser. The Company shall thereafter forward said notice to all the Qualified Shareholders, within 7 days.

              29.2 Within 14 days after receipt of such notice, each Qualified Shareholder shall give the transferor via the Company written notice if he wishes to participate in the proposed transfer, and the number of shares he wishes to purchase. Failure to give notice within the aforementioned time will be deemed to be a notice of non-participation. A notice given by a Qualified Shareholder will be irrevocable.

              29.3 If the total number of shares requested to be purchased by the Qualified Shareholders exceeds the number offered by the transferor, the following rules will apply:

                     Each Qualified Shareholder who requested to purchase up to his Pro-Rata percentage of the offered shares, will be entitled and obligated to purchase the full number of shares specified in his notice, under the terms of the transferor's notice.

                     The remaining shares offered by the transferor will be distributed among the other participating Qualified Shareholders pro-rata among them on the basis of the number of shares sought to be purchased, until all the offered shares have been allocated, provided that none of them will be obligated to purchase more than the number of shares as were specified in his notice to the transferor, under the terms of the transferor's notice.

              29.4 If the total number of shares requested to be purchased by the Qualified Shareholders does not reach the number offered by the proposing transferor, the Company may purchase the remaining shares.

              29.5 If the number of shares requested to be purchased by the Qualified Shareholders and the Company together does not reach the number offered by the proposing transferor, such transferor may - at his discretion - either sell some of the offered shares to the other Qualified Shareholders and to the Company and some to proposed purchaser specified in the original notice, or sell all of the offered shares to such proposed purchaser/s; always provided that the board resolves that the admittance of the proposed buyer as a shareholder is not detrimental to the Company and that the terms of the sale to such purchaser/s shall not be more beneficial to the buyer than those offered in the notice mentioned in sub-section 29.1 above, and that the sale to the purchaser/s is completed within 90 days after the expiration of the first refusal period.

              29.6   The first  refusal  right as per this  Article  29 will not apply to the following transfers: (i) to a Permitted Transferee; (ii) between trustees/nominees and beneficiaries; and (iii) by inheritance. In case of transfers to Permitted Transferee, the transferor will continue to be bound by the confidentiality provisions set forth above as long as the transferee is bound by such provisions; and in case of other transfers, the transferor will continue to be bound by such provisions during a period of 24 months after the transfer date.

              29.7 Founder lock-up. Until the lapse of three (3) years of the closing date of the Preferred B Holders investment (in this Article 29.7 referred to as the "Preferred B Closing
                     Date"), each of the Founders shall not sell, assign, transfer, pledge, lien, grant any right in or otherwise dispose of any Ordinary Shares of the Company held by him/it as of Preferred B Closing Date, except as provided below:

                     29.7.1 Until the first anniversary of the Preferred B Closing Date, each Founder shall not be entitled to transfer any such Ordinary Shares.

                     29.7.2 After the first anniversary of the Preferred B Closing Date and until the end of the 3 years lock-up period, each Founder shall be entitled to transfer, up to 15% of the Ordinary Shares of the Company held by him as of the Preferred B Closing Date, subject to the First Refusal Right specified above .

                     29.7.2 The limitations set forth above shall not apply to a transfer by a Founder in the following events:
                              (i) to his spouse, child or to a wholly owned (100%) (by him and his spouse or child) corporation; or (ii) from M.N.M.M Holding Ltd. to Mr. Moshe Mizrahi and/or his spouse, child or to a wholly owned (100%) (by him and his spouse or child) corporation (each, a "Founders' Permitted Transfer"), provided that such transferee shall be subject to all terms and provisions of these Articles applying to the transferor; that the ownership of such corporation shall not change; and that such transferee shall not further transfer any of the shares (except back to the Founder) (iii) in the context of a purchase offer accepted by the shareholders; (iii) in the event of an IPO in which at least 50% of the Company's shares are offered to the public.

              30. Tag-Along. With respect to each Preferred B Holder, prior to an IPO and with respect to each Preferred A Holder, prior to an IPO or during the first 12 months after the closing of the investment made by such Preferred A Holder (the earlier), the following rules shall apply.

                     If a holder of Ordinary Shares ("Seller") intends to sell Ordinary Shares of the Company to a third party (including a shareholder in the Company) ("Purchaser") each of the Preferred Holders shall be entitled to participate in the sale by exercising their tag-along right as follows:

              30.1 Following the receipt of the written notice sent to the Qualified Shareholders as set forth in Article 29.1 describing the terms of the proposed sale, any Preferred Holder declining to exercise his right of first refusal may nevertheless give notice within the 14 days time frame of his wish to tag along to the sale (the "Co-Seller").

              30.2 The notice ("Tag-Along Notice") shall state the number of shares the Co-Seller wishes to sell.

              30.3 Upon receipt of a Tag Along Notice the Seller shall include the Co-Seller's shares in the sale to the Purchaser. If the number of shares that the Purchaser is willing to purchase is smaller than the number that the Seller and all Co-Sellers wish to sell, then the number that the Purchaser is willing to purchase will be divided Pro-Rata among the Seller and all Co-Sellers. The terms and conditions of sale of the Co-

                     Sellers shares shall be identical to the terms and conditions applicable to the Seller's shares. The sale of shares must be completed within 90 days of the receipt of the sale notice as set forth in Article 29.1.

              30.4 This tag-along right shall not apply to transfers that are not subject to the first refusal right as per section 29.6 above.

              31.    Cancelled.

              32. No transfer of shares shall be registered unless a proper instrument of transfer shall have been signed by the transferor, and the transferor shall be deemed to remain the holder of the shares until the name of the transferee is entered in the Register in respect thereof.

                     Every  transfer  must be in writing  and signed by both the
                     transferor  and  the  transferee,   in  substantially   the
                     following form:

                     I, _____________ of ___________________ in consideration of the sum of ________  paid to me by  __________ of _________
                     (hereinafter called the "Said Transferee") do hereby transfer to the Said Transferee _________ shares numbered ________ in the undertaking called _______ Limited, to hold unto the Said Transferee and his executors, administrators and assigns, subject to those conditions on which I held the same at the time of the execution thereof;

                     and I, the Said Transferee, do hereby agree to take the said share or shares subject to the conditions aforesaid.

                     Such transfer form must be duly stamped (if needed according to law), must be left at the Office, accompanied by the certificate of the Shares to be transferred, and such other evidence (if any) as the Directors may require to prove the title of the intending Transferor.

              33. The Directors may refuse to register any transfer of shares which are not fully paid up or for which the Company has a lien, and they may suspend the transfer during 14 days prior to a General Meeting.

                     The Directors may not register any transfer of shares if the transfer was not performed according to the provisions of Articles 29-30 above.

              Transmission of Shares

              34. In the case of the death, liquidation, bankruptcy, dissolution, winding-up or a similar occurrence of a Shareholder, the legal successors of such Shareholder shall be the only persons recognized by the Company as having any title to his shares, but nothing herein contained shall release the estate of the predecessor from any liability in respect of any share held by him.

                     The legal successors may, upon producing such evidence of title as the Directors shall require, be registered themselves as holder of the share, or subject to the provisions as to transfers herein contained, transfer the same to some other person.

              35.    A person entitled to shares by transmission as set forth in
                     Article 34 above shall be entitled to receive, and may give a discharge for, any dividends or other moneys payable in respect of the share, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company, or, save as aforesaid, to exercise any of the rights or privileges of a Shareholder unless and until he shall become and be registered a Shareholder in respect of the share.

              Alterations of the Authorized Capital

              36. Subject to the provisions of Article 6.3, the General Meeting may from time to time resolve to:

              36.1 Alter or add classes of shares that shall constitute the Company's Authorized Capital, including shares with preference rights, deferred rights, conversion rights or any other special rights or limitations.

              36.2 Increase the Company's share capital by the creation of new shares whether all the shares for the time being authorized shall have been issued or not or whether all the shares for the time being issued shall have been fully called up or not. Such new capital to be of such par value and to carry such preferential, deferred or other special rights (if any) or to be subject to such conditions or restrictions (if any) with regard to dividend, return of capital, voting or otherwise as the General Meeting resolving upon such increase directs.

              36.3 Consolidate and divide all or any of its share capital into shares of larger or smaller amounts than the existing shares.


              36.4 Cancel any shares not taken or agreed to be taken by any person.


              37. The Company shall be entitled to issue redeemable securities which are, or at the option of the Company may be, redeemed on such terms and in such manner as shall be determined by the Company. Redeemable securities shall not constitute part of the Company's equity, except as provided in section 312 of the Law.

              38. Except as far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital of a certain class shall be considered as part of the original share capital of the same class, and shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise.

              Modification of Class Rights

              39. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied as follows:

              39.1 Any change to the rights and privileges of the holders of Preferred A Shares as set forth in these Articles may not be affected without the written consent of the holders of at least 75% of the Preferred A Shares.

              39.2 Any change to the rights and privileges of the holders of Preferred B Shares as set forth in these Articles may not be affected without the written consent of the holders of at least 75% of the Preferred B Shares.

              39.3 Any change to the rights and privileges of the holders of any other class of shares, shall require the consent of a separate meeting of the holders of such class of shares - by majority of votes.

                     To every such separate General Meeting, the provisions of these Articles relating to General Meetings shall, mutatis mutandis, apply, but so that the necessary quorum shall be two persons holding or representing by proxy more than one half (1/2) of the issued shares of the class.

              ISSUE OF SHARES AND PRE-EMPTIVE RIGHTS

              40.    Pre-emptive  right.  The Board may allot shares (subject to
                     Article 6.3) out of the authorized and yet un-issued share capital of the Company, provided however that any allotment and issue of shares prior to IPO shall be subject to the pre-emptive right of the holders holding 5% of the outstanding share capital of the Company (on an as converted basis) ("Preemptive Holder"), to participate in each new investment in the Company ("New Round") according to the following rules:

              40.1 The Company shall give written notice to the Preemptive Holders of the main details of each New Round.


              40.2 Within 14 days after receipt of such notice, each Preemptive Holder shall give the Company written notice if he wishes to participate in the New Round, and the number of shares he wishes to purchase, provided that the maximum number of shares that each Preemptive Holder is entitled to purchase according to this Article is such number as is required to maintain the percentage of the Preemptive Holder in the Company after the New Round as it were immediately prior to the New Round (calculated on an as-converted fully diluted basis ).

                     Failure to give notice within the aforementioned time will be deemed to be a notice of non-participation.

              40.3 A notice given by a Preemptive Holder will be irrevocable. Each Preemptive Holder will be entitled and obligated to purchase the number of shares specified in his notice as per section 40.2 above, under the terms of the New Round as set forth in the notice given according to section 40.1 above.

              40.4 The Company may offer to third parties and/or to its shareholders any shares of the New Round which exceed the number that the Preemptive Holders are entitled to purchase according to section 40.2 and have agreed to purchase.

              40.5 The preemptive right as per this Article 40 shall not apply to the issuance of shares and securities convertible into shares as provided in Section 6.4.6 to these Articles.

              41. The consideration payable for issued shares shall be paid in cash unless a non-monetary consideration has been agreed upon in which case said consideration shall be noted in writing.

              General Meetings

              42. Annual General Meetings shall be held at least once in every calendar year, at such time not being more than fifteen months after the holding of the last preceding Annual General Meeting, and at such place as may be determined by the Directors. Such General Meetings shall be called "Annual Meetings" and all other meetings of the Company shall be called "Special Meetings". The Annual Meeting shall receive and consider the Directors' Report, the Financial Reports, shall appoint Directors and the Auditor and shall transact any other business which under these Articles or by the Law are to be transacted at an Annual Meeting of the Company.

              43. The Directors may decide to convene a Special Meeting whenever they think fit, and they shall do so upon such requisition in writing of : i) a Director; or ii) Shareholder(s) holding 10% or more of the issued share capital of the Company and at least 1% of the voting rights; or iii) Shareholder(s) holding 10% or more of the voting rights in the Company.

                     Any such requisition must state the objects for which the meeting is to be called, signed by the requisitionists, and must be deposited at the Office. Such requisition may consist of several documents in like form, each signed by one or more requisitionists.

                     If within twenty-one (21) days from the date of the deposit of such requisition the Directors do not proceed to convene a meeting, the requisitionists or any of them representing more than one-half of the total voting rights of all of the requisitionists may themselves convene a meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

              44. The Board shall decide upon the agenda for the General Meeting and shall include in the meeting the issues listed in the requisition as per Article 43 above.

              45. At least 7 days and no more than 60 days prior notice to any General Meeting (Annual and Special) shall be given to the Shareholders, unless either generally or in any particular case all of the Shareholders by written notice to the Company waive the necessity of such notice or agree to shorter notice. A waiver may be given retrospectively even after the date of the meeting. A list of the matters to be dealt with at a General Meeting shall be given together with the notice convening the meeting.

              46. The Company is obligated to give notice of a General Meeting, whether Annual or Special, to: (i) any Shareholder entitled to receive notice in accordance with these
                     Articles; and (ii) any person who is the legal representative in connection with the death, liquidation, bankruptcy, dissolution, winding-up of a Shareholder, provided the original Shareholder had such right and provided that the successor has submitted to the Company proof of his status.

                     The accidental omission to give notice of any meeting to or the non-receipt of any such notice by any of the Shareholders shall not invalidate any resolution passed at any such meeting, provided however that the aforesaid shall not relieve the Company of the need to receive the consent of the holders of a certain class of shares (or the director/observer appointed by them) in case such consent is required according to the other provisions of these Articles and provided also that the Preferred B Holders received such notice or waived their right to receive such notice.

              Proceedings at General Meetings

              47. Notwithstanding anything in these Articles to the contrary, no business shall be transacted at any General Meeting of the Company unless a quorum of Shareholders is present at the opening of the Meeting.

                     Save as provided in the following Article with regard to an adjourned Meeting, the quorum for any General Meeting shall be at least two Shareholders holding more than 50% of the voting power in the Company, one of whom shall be a Preferred B shareholder holding at least 50% of the voting rights of the Series B shares of the Company.

              48. If within half an hour from the time appointed for the holding of a General Meeting a quorum is not present, then the Meeting shall stand adjourned to the same day one week later at the same time and place or to such other day, time and place as the Board may appoint by notice to the Shareholders, and at such adjourned Meeting the necessary quorum for the business for which the original Meeting was called shall be Shareholder or Shareholders holding any number of shares comprising at least 20% of the voting rights in the Company, on a fully-converted basis.

                     The aforesaid notwithstanding, if a General Meeting is called in order to deal solely with issues presented by a Shareholder(s) as provided in Article 43 above, and a quorum is not present, such General Meeting shall be canceled.

              49. The Chairman (if any) of the Board shall preside as the Chairman at every General Meeting, but if there shall be no such Chairman or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding the same, or shall be unwilling to act as Chairman, the Shareholders present shall choose some Director, or if no Director be present or if all the Directors present decline to take the chair, they shall choose some Shareholder present to be Chairman of the meeting.

              50. The Chairman may, with the consent of a General Meeting at which a quorum is present, and shall if so directed by the General Meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given in the same manner as in the case of the original meeting. Save as aforesaid, no Shareholder shall be entitled to any notice of an adjournment or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

              51. A vote in respect of the election of the Chairman of the Meeting or regarding a resolution to adjourn the meeting shall be carried out immediately. All other matters shall be voted upon during the meeting at such time as decided upon by the Chairman.

              Vote of Shareholders

              52. All Resolutions proposed at any General Meeting will require a simple majority of the participating votes, unless otherwise required by the Statutes or in these Articles, including Article 6.3 above.

                     Alteration or amendment of these Articles shall require a simple majority, except as otherwise provided in these Articles.

                     Subject to Article 39 above, no separate Class Meeting shall be required for an amendment of these Articles in the event the Company's outstanding shares are divided into more than one class.

                     An amendment to these Articles requiring a Shareholder to purchase additional shares or broaden his liability, shall not be binding upon a Shareholder without his consent.

                     No matter subject to the veto rights of the Preferred B Shareholders to be exercised in meetings of the Board of Directors, may be raised for a vote in General Meetings unless it is subject also to the consent (whether written or by vote) of the majority of the Preferred B Shareholders.

              53. At all General Meetings a resolution put to the vote of the meeting shall be decided upon by an open vote, unless before or upon the declaration of the result such open vote, a ballot is demanded by the Chairman or by at least two Shareholders present, or by holder or holders in person or by proxy of at least 10% of the voting power of the Company. Unless a ballot is so demanded, a declaration by the Chairman of the Meeting that a resolution has been carried, or has been carried unanimously or by a particular majority, or lost, or not carried by a particular majority, shall be conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favor of or against such resolution.

              54. If a ballot is demanded in the manner aforesaid, it shall be taken forthwith, and the result of the ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded.

                     The demand of a ballot shall not prevent the continuation of a meeting for the transaction of any business other than the question on which a ballot has been demanded.

              55. The Chairman of the Meeting will not have a second and/or a casting vote.

              56. If two or more persons are jointly entitled to a share, the vote of the senior one who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Shareholders.

              57. Votes, whether on an open vote or by ballot, may be given either personally or by proxy.

                     A proxy need not be a Shareholder of the Company.

                     The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing, or if such appointor is a corporation under the hand of a duly authorized officer of the corporation.

                     The appointment must be submitted to the Chairman of the General Meeting no later than at the opening of the first General Meeting to be attended by such proxy. Such appointment may be made by a facsimile transmission.

              58. Any instrument appointing a proxy (whether for a specified meeting or otherwise) shall be in the following form or in such other form as the Directors will from time to time approve.

                     I,   ________________   of   _________________,   being   a
                     Shareholder of _______ Ltd., hereby appoint _____________ of _______________ as my proxy to participate and vote for me and on my behalf at the (Annual or Special as the case may be) General Meeting of the Company to be held on the _____ day of _____________ and at any adjournment thereof.

                     Signed this _____ day of ____________.


                     An instrument appointing a proxy to vote at a meeting shall be deemed to include the power to demand or concur in demanding a vote by ballot on behalf of the appointor.

              59. A proxy may be appointed in respect of only some of the shares held by a Shareholder, and a Shareholder may appoint more than one proxy, each empowered to vote by virtue of some of the shares.

              60. A Shareholder being of unsound mind or pronounced to be unfit to vote by a competent court of law may vote through a legally appointed guardian or any other representative appointed by a court of law to vote on behalf of said Shareholder.

              61. No person shall be entitled to vote at any General Meeting or to be reckoned in a quorum with regard to any shares whilst any call shall be due and payable to the Company in respect of those shares of such Shareholder, unless otherwise resolved by the Board.

              62. A Shareholder entitled to vote may signify his approval of or dissent from any resolution passed or intended to be proposed at a General Meeting or any amendment in any such resolution by a written communication (including fax or cable or e-mail) to the Company, and such shareholder shall be taken into account in determining the quorum as if he/it were present at the meeting.

                     Furthermore, a Resolution in writing signed by all the Shareholders entitled to vote in General Meetings shall be as valid and effectual as if it had been passed at a General Meeting of the Company duly convened and held. Any such Resolution may consist of several documents in like form, each signed by one or more Shareholders of the Company.

              63.    Cancelled.

              64. The Chairman of the General Meeting shall be responsible for recording the minutes of the General Meeting and any resolution adopted. The Company shall keep the Minutes at the Office for a period of 7 years after the date of the meeting. The Minutes shall be available for review by the Shareholders, and any Shareholder may request a copy.

              Directors

              65.    The  Board  shall  have  and  execute  any  powers   and/or
                     responsibility not specifically allocated to the CEO or the General Meeting by the Statutes or in these Articles.

              66. The number of the directors will be no more than five and no less than one. The members of the Board shall be appointed as follows:

                     (i) Until the earlier of: (a) an IPO; or (ii) the Preferred B Shares represent less than 7% of the Company's issued and outstanding share capital (on an as-converted basis), One (1) Director shall be appointed by the holders of the majority of the Preferred B Shares;

                     (ii) The remaining directors will be elected at the Annual General Meeting;

                     The right to appoint a Director to the Board shall include the right to dismiss such Director and replace such dismissed Director with another appointee.

                     In the event that an appointing party's right to appoint a Director to the Board terminates as provided herein, said party's appointee shall be automatically removed from the Board and the number of Directors on the Board shall be reduced accordingly.

                     If a seat is vacated on the Board, the remaining Directors may at any time act, notwithstanding any such vacancy, provided a legal quorum exists, except however that all of the matters listed in Article 6.3 above shall require approval of the majority of the Preferred B shareholders in the absence of an appointee thereby to the Board so long as they hold the percentage of the Company's issued and outstanding share capital designated thereby.

                     A Director need not hold any qualification shares nor be a Shareholder of the Company.

              67. A Director shall be entitled at any time and from time to time, in writing, to appoint any person to act as his alternate and to terminate the appointment of such person, however, and Director appointed by a specific class of shareholders will be required to secure the advance written approval of a majority of that class for the appointment of an alternate, to be submitted in advance to the Company.

                     Alternate Directors shall be entitled while holding office to receive notices of meetings of the Board and to attend and vote as a Director at any such meetings at which the Director appointing him is not present and generally to exercise all the powers, rights, duties and authorities and to perform all functions of the Director appointing him.

                     The document appointing an Alternate Director must be submitted to the Chairman of the Board no later than at the opening of the first Board meeting to be attended by such Alternate Director.

              68. The Directors shall be entitled to remuneration by virtue of their office if and to the extent so resolved by a General Meeting.

              69. No person shall be appointed to the office of a Director in the Company if such person:

                     69.1 Has been convicted of a crime as provided in section 226 to the Law, until 5 years after the date of the convicting sentence have lapsed; or

                     69.2   Becomes  bankrupt or suspends  payment of his debts;
                            or

                     69.3 Be found lunatic or becomes of unsound mind - as determined by a competent court of law;

                     69.4 If an incorporated entity is a Director and has filed for liquidation or a liquidation writ or order has been granted against the Company; or


              70. The office of a Director shall be vacated if one or more of the events mentioned in the preceding Article has occurred and/or:

                     70.1 If the Director resigns his office by notice in writing given to the Company.


                     70.2 If the Director is removed, replaced, substituted or his appointment terminated, which in each case may only be done by his appointor.

                     70.3 If the Director's appointor no longer holds the required shares as stated in Article 65 above.


              71. A Director may hold any other office or place of profit under the Company (except that of a member of the Audit Committee) in conjunction with his office of Director, on such terms as to remuneration and otherwise as the Board shall arrange.

                     A Director may hold any other office or deal in any other business outside the Company, and a Director may do business with the Company, subject to his duty to disclose his interest in the transaction and any other duty imposed by the Statutes or any other relevant law.

                     A director may not serve as a director or be an employee of any entity, which competes with the Company, during the term such director is serving the Company, nor shall such director hold more than 5% in the equity of any competing entity.

              72.    Subject to the Statutes, the Company:

                     72.1 will indemnify any and every Office Holder in the Company (as this term is defined in the Law) out of the assets of the Company against all liabilities incurred bona-fide by him in the line of his duties for the Company or related thereto, to the maximum extent allowable by the Law;

                     72.2 waives any claims it may have against its Office Holders arising out of any bona-fide act or omission of any of them in the line of his duty for the Company or related thereto; and

                     72.3 may insure its Office Holders and directors against liabilities towards third parties incurred bona-fide in the line of their duties for the Company or related thereto to the maximum extent allowable by the Law.

              Proceedings of the Directors

              73. The Directors shall meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit - subject to these Articles. The Board shall meet no less than once a year.

                     The Chairman may, and on the request of any Director shall, at any time summon a meeting of the Board. Written notice of any meeting of the Board and the agenda setting out the matters to be discussed at such meeting, shall be given to all Directors at least seven (7) days (or such shorter notice as all the Directors may agree) before the meeting. The Directors may waive the necessity of such notice either beforehand or retrospectively. In the event a meeting of the Board is not convened within 14 days of request, any Director may convene the meeting.

              74. No business shall be transacted at any meeting of the Board of Directors unless a quorum of Directors is present at the opening of the meeting. A quorum shall be formed when there are present personally or by proxy at least half of the Directors, provided always that the matters to be discussed at any such meeting shall only be the matters as set out in the agenda previously circulated, and further provided that none of the matters specified in Article 6.3 may be discussed or voted on except as specified therein.

              75. The Board shall elect the Chairman of the Board from time to time and shall decide upon the period in which the Chairman shall preside

                     The Chairman shall preside at meetings of the Directors, but if at any meeting the Chairman is not present within
                     (15) minutes after the time appointed for holding the meeting, the Directors shall choose a present Director to be Chairman of such meeting.

              76. Some or all of the Directors may attend meetings of the Board of Directors through computer network, e-mail, telephone or any other media of communication, enabling the Directors to communicate with each other, in the deemed presence of all of them, provided that due prior notice detailing the time and manner of holding a given meeting is served upon all the Directors. Any resolution adopted by the Directors in such a meeting, pursuant to the provisions of these Articles, will be recorded in writing and signed by the Chairman of the Board or the Chairman of the meeting, and shall be valid as if adopted at a meeting of the Board duly convened and held after the directors have waived their right to prior notice of the meeting - if indeed such waiver has occurred.

              77. A Director may signify his approval of or dissent from any resolution passed or intended to be proposed at a meeting of the Board, or any amendment in any such resolution, by written communication, including fax or e-mail, to the Company, and such Director will be deemed to have participated in the meeting for the purpose of constituting a quorum.

              78. A resolution in writing signed by all the Directors, or to which all the Directors have agreed in writing or by fax or electronic mail, shall be as valid and effective for all purposes as if passed at a meeting of the Board duly convened and held.

                     Any such Resolution may consist of several documents in like form, each signed by one or more Directors of the Company. Such resolution in writing (including facsimile) shall be effective as of the last date of the resolution, or if the resolution is signed in two or more counterparts, as of the last date appearing on the counterparts.

              79. While exercising his voting right, each Director shall have one vote. Resolutions of the Board will be decided by a simple majority of the voting Directors, except as otherwise provided in these Articles or by the Statutes. In the event that the required majority vote is not reached, the proposed resolution shall be deemed to have been rejected. The chairman shall not have a second or a casting vote.

                     A Director, as such, shall not be a party to a voting agreement.

              80. The Directors may delegate their powers (not including their powers as listed in section 112(a) of the Law) to committees consisting of such Director or Directors of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Board.

                     Meetings of committees and proceedings thereat (including the convening of the meetings, the election of the chairman and the votes) shall be governed by the provisions herein contained for regulating the meetings and proceedings of the Board so far as the same are applicable thereto.

              81. The resolutions of the Board shall be recorded in the minutes book of the Company.

              82. Every Director shall have the right to inspect the Company's books and receive copies thereof and review the Company's assets, solely for the purpose of executing his duties as a Director in the Company. The Board may restrict or prevent a Director from reviewing certain documents or assets if the Board is of the opinion that the Director is not acting in good faith.

              President, CEO, Secretary, etc.

              83. The Board may appoint any person to be President, Chief Executive Officer, General Manager or such other title as the Directors will determine (in these Articles referred to as "CEO"), for such period and upon such terms as they think fit, and may vest in such person such powers as provided by the Law and such powers may be made exercisable for such period or periods and upon such conditions and subject to such restrictions and generally upon such terms as to remuneration and otherwise as they may determine. The remuneration of the person/s mentioned above may be by way of salary or commission or participation in profits, or by any or all of these modes.

              84. The CEO, if appointed, shall have all managing and execution powers not given to the Board or the General Meeting, and shall be under the supervision of the Board. The CEO may delegate any of his powers to his subordinates, subject to the approval of the Board.

              85. The CEO shall report to the Chairman of the Board of any material issues which are outside the normal course of business, and shall submit to the Board periodical reports as may be required by the Board.

              86. The Board may appoint a Secretary of the Company on any terms they think proper, and it may from time to time appoint a temporary substitute for the Secretary - who shall be deemed to be Secretary during the term of his appointment.

              Audit Committee

              87. The Board may appoint an Audit Committee to the Company, whose function shall be to point out irregularities in the management of the Company, and to propose to the Board ways of correcting the defects.

                     The Audit Committee shall also be authorized to approve acts and transactions in accordance with section 117 of the Law, except that if the majority of its members or their relatives are material Shareholders in the Company - the Audit Committee shall not be authorized to approve such acts and transactions.

              88. The Audit Committee shall consist of no less than 3 members. The following persons may not be members of the Audit Committee: the Chairman of the Board, the CEO, the Auditor, the Secretary and any officer of the Company that is an employee of the Company or gives the Company services on a regular basis.

                     The Board may replace  from time to time the members of the
                     Audit   Committee  and  may   terminate   the   Committee's
                     appointment altogether.

              89. The proceedings of the Audit Committee shall be executed, mutatis mutandis, as the proceedings of the Board.

              Validity of Acts

              90. All acts bona fide done by any meeting of the Board or of a committee of the Board, shall, notwithstanding it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be Director.

              Business and Borrowing powers

              91. The Company may engage in any type of business which is allowed under the Statutes, at any time and during any period that is deemed beneficial to the Company, and it may cease engagement in any such business; all subject to the resolutions of the Board and to these Articles.

              92. The Company may, from time to time, raise or borrow or secure the payment of any sum or sums of money for the purposes of the Company. The Company may also raise or secure the payment or repayment of such sum or sums in such manner and upon such terms and conditions in all respects as it deems fit, and in particular by the issue of debentures or debenture stock of the Company charged upon all or any part of the property of the Company (both present and future) including its unissued and/or its uncalled capital for the time being. It is hereby clarified that loans out of the ordinary course of the Company's business and/or over a sum (cumulatively per financing instrument) of US250,000 shall also require the approval of the Board, in accordance with the provisions of these Articles.

              Financial Reports and Appointment of an Auditor

              93. The Company shall keep accounts and shall cause financial reports to be prepared in accordance with the guidelines set out in the Law and any other relevant Statute. The Financial Reports shall be prepared in accordance with generally accepted accounting principles in Israel ("GAAP") audited by a nationally recognized firm of Independent Certified Public Accountants.

                     Each Preferred Holder shall receive from the Company:(i) audited annual financial statements within 90 days of year end; and (ii) revised twelve (12) month forward prospective budgets and operating plans not later than December 20 of each year if such budget and operating plan is prepared by the Company. In addition each Preferred Holder, holding at least 1.5% of the issued and outstanding share capital of the Company (on a fully diluted as converted basis) shall be entitled to receive from the Company un-audited quarterly financial statements for the quarter ending on June 30 of each calendar year, within 45 days after such quarter end.

                     The  information  rights will  terminate on the earlier of:
                     (i) immediately prior to the closing of an IPO; or (ii) pertaining to the Preferred B Shares - when the Preferred B Shares represent less than 5% of the issued and outstanding share capital of the Company; or (iii) pertaining to the Preferred A Shares - when the Preferred A Shares represent less than 5% of the issued and outstanding share capital of the Company.

              94. The Annual Meeting shall appoint an Auditor for a period ending at the next Annual Meeting, or for a longer period - but no longer than until the third Annual Meeting at which the Auditor has been appointed. The same Auditor may be re-appointed.

              Signatories

              95. The signature of any person or persons appointed from time to time by the Board, generally or for any particular occasion, together with the rubber stamp or printed or typed name of the Company, shall be binding upon the Company.

              Distributions

              96. The Board may decide upon a Distribution as defined in the Law (dividend or purchase by the Company of its shares or similar acts) solely in accordance with the provisions set forth in the Law and these Articles. Distributions can only be made out of accumulated profits of the Company and provided that the Board sees no reasonable cause to expect that such distribution may interfere with the Company's ability to perform its obligations, existing and expected, at their due date.

              97. Whenever the Board decides upon distribution of dividends (cash or shares, interim or final), the dividends shall be paid in the same manner to all the outstanding shares having rights to receive dividends, subject to the preferred rights (if any) of any class of shares in respect of the distribution of dividend.

              98. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to all registered holders of shares.

              99. Unless otherwise directed, any cash dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled, or in case of joint registered holders to that one of them first named in the Register in respect of the joint holding. Every such cheque shall be made payable to the order of the person to whom it is sent. The receipt of the person whose name on the record date appears on the Register as the owner of any share, or in the case of joint holders, of any one of such joint holders, shall be a good discharge to the Company of all payments made in respect of such share. All dividends unclaimed for one year after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed. No unpaid dividend or interest shall bear interest as against the Company.

              100. The Board may at any time and from time to time pass a resolution that any sum not required for the payment or provision of any fixed preferential dividend and (a) for the time being standing to the credit of any reserve fund or reserve account of the Company, including premiums received on the issue of any shares, debentures or debenture stock of the Company or any amounts standing to the credit of a reserve revaluation fund; or (b) being undivided net profits in the hands of the Company; be capitalized, and that such sum be set free for distribution and be appropriated as capital to and amongst the Shareholders in the proportions in which they would have been entitled thereto if the same had been distributed by way of dividend on the shares and in such manner as the resolution may direct, and such resolution shall be effective; and the Directors shall in accordance with such resolution apply such sum in paying up in full any unissued shares in the capital of the Company on behalf of the Shareholders as aforesaid, and appropriate such shares and distribute the same credited as fully paid up amongst such Shareholders in the proportion aforesaid in satisfaction of their shares and interests in the said capitalized sum or otherwise deal with such sum as directed by such resolution.

              101. Where difficulty arises in respect of any such distribution, the Directors may settle the same as they think expedient, and in particular they may round fractional shares to the nearest whole number, as long as all shareholders are treated similarly.

              Mergers

              102. The Company may, by a simple majority resolution of the General Meeting but subject to the provisions of Article
                     6.3 above, decide to merge with another company - in accordance with the provisions set out in the Law and in these Articles.

              Winding - up

              103. Without derogating from the provisions of Article 6.1 above, should any Shareholder request the winding up of the Company, such Shareholder shall offer its shares in the Company to the Company and the other Shareholders, and if the Company or the other Shareholders or some of them agree to purchase such shares at a price determined as fair by the Auditor (which determination will be final and binding), then the shares will be sold to the Company or to such Shareholders, and the request for winding up will be canceled.

              104. Subject to Article 6.1 above, if the Company shall be wound up, whether voluntarily or otherwise, the liquidators may, with the sanction of a resolution as provided in the Ordinance and subject to the terms of these Articles, divide among the Shareholders in specie any part of the assets of the Company, and may with the like sanction vest any part of the assets of the Company in trustees upon such trusts for benefit of the Shareholders as the liquidators with the like sanction shall think fit.

              105. On any sale of the assets of the Company, subject to the special rights of any class of shares as set forth in these Articles, the Directors or the liquidators on a winding-up may, if authorized by a resolution as provided in the Ordinance, and subject to the other provisions of these Articles, accept fully paid up shares, debentures or securities of any other company, whether Israeli or foreign, either then existing or to be formed for the purchase in whole or in part of the property of the Company; and the Directors (if the profits of the Company permit), or the liquidators (on a winding-up), may distribute such shares or securities or any other property of the Company amongst the Shareholders without realization, and any such resolution may provide for the distribution or appropriation of the cash, shares or other securities, benefits or property, otherwise than in accordance with the strict legal rights of the Shareholders of the Company, and for the valuation of any such securities or property at such price and in such manner as the Meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorized.

              Registers and documents

              106.   The Company shall keep at the Office:

                     106.1  These Articles as amended from time to time.

                     106.2  Minutes of the meetings of the General Meeting.

                     106.3 Minutes of the meetings of the Board and Board Committees.

                     106.4  Minutes of the Audit Committee, if appointed.

                     106.5 Copies of all notices sent by the Company to the Shareholders.

                     106.6  The Company's Financial Reports.

                     106.7  The Shareholders Register

                     106.8  The list of Directors.

              107. The Company may keep the above mentioned documents solely in the form of electronic data, provided that person entitled to review said documents shall be able to receive hard copies.

              108. Subject to and in accordance with the provisions of the Statutes, the Company shall be at liberty to cause to be kept in any country to which the said provisions may be extended a branch Register or Register of Shareholders resident in any such country as aforesaid, and to exercise all the other powers mentioned in the Statutes relating to such branch registers.

              Notices

              109. Any notice or other document may be served by the Company upon any Shareholder either personally or by sending it by telegram, telefax, telex, e-mail or through the post in a prepaid registered letter addressed to such Shareholder at his registered address or such other address as he may have designated in writing for the receipt of notices and other documents. A notice sent by post shall be deemed to have been received on the seventh business day after the day of mailing; a notice sent by fax or e-mail shall be deemed to have been received on the business day after the day of dispatch, provided that it is followed by a telephone remainder; and a notice served by hand shall be deemed to have been received on the day of such service.

              110. All notices to be given to joint holders of shares shall be given to whichever of such persons is named first in the Register, and any notice so given shall be sufficient notice to all the holders of such share.

              111. Any notice or other document served upon or sent to any Shareholder in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether the Company have notice of his death or bankruptcy or not, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service or sending on or to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.





                     Dated this 20 day of October, 2003

-----------------------------------

Moshe Mizrahy

Chairman of the General Meeting